                                                                  EXHIBIT (99)



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ____________________

                                   FORM 11-K

                             ____________________


/X/  Annual report pursuant to Section 15(d) of the Securities Exchange Act of
 _   1934

     For the Fiscal Year Ended December 31, 1997

                                      OR

/_/ Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

     For the transition period from ________ to ________

Commission file number 1-5152

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                  PACIFICORP
                         K PLUS EMPLOYEE SAVINGS PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                              700 N.E. Multnomah
                                  Suite 1600
                            Portland, Oregon  97232

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

TABLE OF CONTENTS
______________________________________________________________________________

                                                                          PAGE
                                                                          ____

INDEPENDENT AUDITORS' REPORT                                               1


FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
     DECEMBER 31, 1997 AND 1996:

          Statements of Net Assets Available for Benefits                  2

          Statements of Changes in Net Assets Available for Benefits       3

          Notes to Financial Statements                                   4-10

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
     DECEMBER 31, 1997:

          Item 27a - Schedule of Assets Held for Investment Purposes     11-12

          Item 27d - Schedule of Reportable Transactions - Series          13

          Item 27d - Schedule of Reportable Transactions - Single          14


Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Trustees of
PacifiCorp K Plus Employee Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PacifiCorp K Plus Employee Savings Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules, listed in the Table of Contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The schedules have been subjected to the auditing procedures applied in our audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 1997 financial statements taken as a whole.




DELOITTE & TOUCHE LLP

June 12, 1998

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1997 AND 1996
______________________________________________________________________________

                                                    1997            1996

ASSETS:
  Investments at fair value (Notes 3 and 6):
    PacifiCorp common stock                    $223,167,149    $ 68,052,518
    Mutual Funds                                332,279,712     247,912,805
    Guaranteed investment contracts              75,018,303      70,676,640
    Temporary cash investments                    9,016,012      29,147,248
    Participant loans                            32,076,981      27,919,472
                                                ___________     ___________

         Total investments                      671,558,157     443,708,683
                                                ___________     ___________

  Receivables:
    Due from brokers for securities sold         53,793,960         269,422
    Dividends and interest                        1,605,639       1,079,165
    Participant contributions                             -         803,065
                                                ___________     ___________

         Total receivables                       55,399,599       2,151,652
                                                ___________     ___________

         Total assets                           726,957,756     445,860,335
                                                ___________     ___________

LIABILITIES -
  Due to brokers for securities purchased         4,521,879      18,241,797
                                                ___________     ___________


NET ASSETS AVAILABLE FOR BENEFITS              $722,435,877    $427,618,538
                                                ===========     ===========


See notes to financial statements.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1997 AND 1996
______________________________________________________________________________

                                                    1997            1996

INCREASES TO NET ASSETS ATTRIBUTED TO:
  Investment income:
    Net appreciation in fair value of
      investments                              $102,850,752    $  8,752,952
    Dividends                                    33,301,828      22,168,150
    Interest                                      7,039,019       5,905,884
                                                ___________     ___________

      Total investment income                   143,191,599      36,826,986

  Participant contributions                      41,568,843      31,896,032

  Merged from Centralia Mining Company
    Thrift Plan (Note 7)                                  -      26,076,580

  Merged from Utah Power & Light Savings
     and Stock Purchase Plan of PacifiCorp
     (Note 7)                                   156,965,997               -

  Other receipts                                          -         178,755
                                                ___________     ___________

      Total increases                           341,726,439      94,978,353
                                                ___________     ___________

DECREASES TO NET ASSETS ATTRIBUTED TO:
  Participant withdrawals                        38,230,432      16,493,289
  Administrative expenses                           405,327         298,013
  Other disbursements                             8,273,341               -
                                                ___________     ___________

      Total decreases                            46,909,100      16,791,302
                                                ___________     ___________

NET INCREASE                                    294,817,339      78,187,051

NET ASSETS AVAILABLE FOR BENEFITS
  BEGINNING OF YEAR                             427,618,538     349,431,487
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS
  END OF YEAR                                  $722,435,877    $427,618,538
                                                ===========     ===========


See notes to financial statements.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
______________________________________________________________________________

1.   PLAN DESCRIPTION

     The following brief description of the PacifiCorp K Plus Employee Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     GENERAL - Effective January 1, 1988, PacifiCorp (the "Company") and most of its subsidiaries ("Employers") adopted the Plan. The Plan is a tax-qualified employee savings plan covering all employees of the Employers, except employees identified as "casual employees" within the Employers' payroll systems, employees covered by a collective bargaining agreement that does not provide for participation in the Plan, leased employees, and temporary employees. Qualified employees of the Employers become eligible to participate after completing one month of service as defined in the Plan document. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     PARTICIPANT CONTRIBUTIONS - Participants may elect to contribute a percentage of their pre-tax annual compensation as defined in the Plan ("Pre-Tax Contributions"). Different percentages can apply to separate Employers, but in no event will the percentage be more than 16% of eligible compensation, or 14% for participants eligible to participate in the PacifiCorp K Plus Employee Stock Ownership Plan.

     Each Employer makes a matching contribution each year for each participant ("Matching Contribution"). The Matching Contribution is a percentage of the participant's Pre-Tax Contribution for the year, up to 6% of the participant's compensation for the year. The Matching Contribution percentage is 50% or a percentage fixed in the Employer's adoption statement or by resolution of the Board of Directors of the Employer and announced to participants, or pursuant to a collective bargaining agreement. Other than for employees covered by certain collective bargaining agreements, the Matching Contribution is made to the PacifiCorp K Plus Employee Stock Ownership Plan.

     VESTING - Pre-Tax Contributions are fully vested at all times. Matching Contributions are vested based on years of service as follows:

          YEARS OF SERVICE                           PERCENT VESTED
          ________________                           ______________

              Less than 1                                    0%
                   1                                        20%
                   2                                        40%
                   3                                        60%
                   4                                        80%
               5 or more                                   100%

     PARTICIPANT ACCOUNTS - Each participant's account is credited with Pre-Tax Contributions, Matching Contributions, where applicable, and an allocation of the Plan's net earnings or losses. Pre-Tax Contributions are credited based on the participant's election, Matching Contributions are credited according to the formula defined in the Plan document, and Plan earnings are allocated based on participant account balances.

     PARTICIPANT WITHDRAWALS - Vested benefits are payable in a lump sum upon retirement, termination, death or disability. If the participant's account balance exceeds $3,500, the participant may defer payment, or upon retirement, elect installment payments over a specified period of time not exceeding 15 years from the date of commencement of benefits. The Plan also provides for withdrawals due to financial hardship.

     PARTICIPANT LOANS - Participants may borrow from their account balance a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 100% of their account balance under the Plan. Loan terms range from 1 to 5 years or up to 15 years for the purchase of a primary residence, except for some loans which are transferred in from other plans which keep the existing terms. The loans bear interest at a rate commensurate with local prevailing rates and are secured by the balance in the participant's account and an assignment of current pay of the participant sufficient to service the loan.

     PLAN TERMINATION - Although it has not expressed any intentions to do so, the Company may wholly or partially terminate the Plan or direct the discontinuance of contributions at any time, subject to the provisions of ERISA.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING - The financial statements of the Plan are prepared under the accrual method of accounting.


     INVESTMENT VALUATION - The investment in PacifiCorp common stock is stated at fair value based on published market quotations at year end. The per share market values of the PacifiCorp common stock at December 31, 1997 and 1996 were $27.313 and $20.500, respectively. The Plan's investments in guaranteed investment contracts are stated at contract value which represents contributions made under the contract, plus earnings, less withdrawals. Plan management believes that the contract value approximates fair value for the guaranteed investment contracts. The average yield to maturity of the guaranteed investment contracts was 6.39% at December 31, 1997 and 6.14% at December 31, 1996. There were no valuation reserves at December 31, 1997 and 1996. Investments in mutual funds are stated at fair value based on quoted market prices. Temporary cash investments and participant loans are stated at cost which approximates fair value.

     INVESTMENT TRANSACTIONS AND INVESTMENT INCOME - Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date.

     TAX STATUS - The Plan is a tax-qualified retirement plan in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and related provisions. The Plan includes elective contribution provisions designed to qualify under Code Section 401(k) and related provisions. The Company has received a determination letter dated
     June 23, 1993 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     BENEFITS PAYABLE - As of December 31, 1997 and 1996, net assets available for benefits included benefits of approximately $74,000,000 and $45,000, respectively, due to participants who have withdrawn from participation in the Plan.

     On December 31, 1997, Pacific Telecom, Inc. ("PTI") active employees ceased participation in the Plan as a result of the sale of PTI, a subsidiary of PacifiCorp, to Century Telephone Enterprises, Inc. ("Century") effective November 30, 1997. These participants' balances totaling approximately $74,000,000 were transferred to a similar plan sponsored by Century.

     ADMINISTRATIVE EXPENSES - The Plan provides that each employer may pay administrative costs and expenses of the Plan; those costs not paid by each employer are paid from Plan assets.

     PARTICIPANT LOANS - Loan transactions are treated as a transfer between the investment funds and the Participant Loan Fund.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases to net assets during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENT PROGRAMS AND BY FUND INFORMATION

     Upon enrollment in the Plan, a participant may direct participant contributions in any of the following funds:

     A.   The Equity Fund, which consists primarily of equity investments.

     B. The Balanced Fund, which consists primarily of equity investments and bonds.

     C. The Bond Fund, which consists primarily of mortgage-backed securities, U.S. treasury bonds, and corporate bonds.

     D. The Stable Asset Fund, which consists primarily of guaranteed insurance contracts.

     E. The PacifiCorp Stock Fund, which consists of PacifiCorp common stock.

     F. The Money Market Fund, which consists solely of U.S. treasury securities.

     G. The Aggressive Equity Fund, which consists of equity instruments of smaller and medium sized companies.

     H. The International Equity Fund, which consists of equity instruments of non-U.S. companies.

     I. The Life Path Funds, which consist of various proportions of equity instruments and fixed income and debt instruments. There are five Life Path Funds from which the participant may choose.

     The participant loan fund is used to account for loans to participants.

     Net assets, investment income, participant contributions, and participant withdrawals/loan disbursements by fund are as follows for the years ended December 31, 1997 and 1996:

                                                    1997           1996
     Net assets:
        Equity Fund                             $172,375,714   $107,837,715
        Balanced Fund                            100,996,070     70,972,707
        Bond Fund                                 12,524,889      8,784,708
        Stable Asset Fund                         85,742,096     80,912,821
        PacifiCorp Stock Fund                    223,664,651     68,604,714
        Pacific Telecom Stock Fund                         -             16
        Money Market Fund                          9,409,296      6,858,004
        Aggressive Equity Fund                    51,066,856     40,372,116
        International Equity Fund                  8,608,728      6,291,211
        Life Path 2000                             1,444,602        609,588
        Life Path 2010                             5,452,597      1,914,276
        Life Path 2020                             5,508,703      1,848,547
        Life Path 2030                             3,954,200      1,126,702
        Life Path 2040                             7,040,971      1,098,144
        Pending distribution account                 164,116        138,007
        Pending investment account                 2,401,665      2,120,572
        Participant Loans Fund                    32,080,723     28,128,690
                                                 ___________    ___________

           Total                                $722,435,877   $427,618,538
                                                 ===========    ===========

     Investment income:
        Equity Fund                             $ 29,156,573   $ 17,750,492
        Balanced Fund                             15,469,098      7,649,695
        Bond Fund                                  1,004,152        192,698
        Stable Asset Fund                          5,596,940      4,421,764
        PacifiCorp Stock Fund                     78,855,177      1,577,703
        Money Market Fund                            385,281        297,565
        Aggressive Equity Fund                     8,521,807      2,190,433
        International Equity Fund                     89,264        668,871
        Life Path 2000                                72,643         36,291
        Life Path 2010                               457,833        164,279
        Life Path 2020                               577,578        188,920
        Life Path 2030                               354,946        104,656
        Life Path 2040                               537,837        126,373
        Pending distribution account                  40,173         24,879
        Pending investment account                    60,456         46,585
        Participant Loans Fund                     2,011,841      1,385,782
                                                 ___________    ___________

           Total                                $143,191,599   $ 36,826,986
                                                 ===========    ===========

                                                    1997           1996

     Participant contributions:
        Equity Fund                              $10,703,407    $ 8,887,126
        Balanced Fund                              6,630,115      5,228,986
        Bond Fund                                    840,904        912,824
        Stable Asset Fund                          4,335,619      4,147,397
        PacifiCorp Stock Fund                     10,198,629      5,052,044
        Money Market Fund                            570,108        519,696
        Aggressive Equity Fund                     5,558,156      5,378,157
        International Equity Fund                  1,143,822        821,790
        Life Path 2000                                85,033         85,659
        Life Path 2010                               390,043        263,662
        Life Path 2020                               425,079        280,293
        Life Path 2030                               279,841        166,816
        Life Path 2040                               408,087        151,582
                                                  __________     __________

           Total                                 $41,568,843    $31,896,032
                                                  ==========     ==========

     Participant withdrawals:
        Equity Fund                              $ 7,447,532    $ 4,745,965
        Balanced Fund                              4,601,860      2,980,129
        Bond Fund                                    717,351        527,012
        Stable Asset Fund                         10,757,919      7,026,916
        PacifiCorp Stock Fund                     11,073,305      4,474,127
        Money Market Fund                          2,153,372        482,842
        Aggressive Equity Fund                     2,737,408      1,456,597
        International Equity Fund                    250,003        133,625
        Life Path 2000                                 7,631          2,258
        Life Path 2010                               195,655         81,555
        Life Path 2020                               109,943         95,681
        Life Path 2030                               138,654         (2,674)
        Life Path 2040                                86,881         (1,566)
        Pending distribution account                 106,749        220,040
        Participant Loans Fund                    (2,153,831)    (5,729,218)
                                                  __________     __________

           Total                                 $38,230,432    $16,493,289
                                                  ==========    ===========

     The pending accounts consist of cash held at year end awaiting investment or distribution.

4.   NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

     For the years ended December 31, 1997 and 1996, the Plan's investments appreciated (depreciated) in fair value as follows:

                                                    1997           1996


     PacifiCorp common stock                    $ 72,355,508    $(1,810,979)
     Mutual funds                                 29,770,833     10,563,931
     Guaranteed investment contracts                 724,411              -
                                                 ___________     __________

           Net appreciation in fair value
             of investments                     $102,850,752    $ 8,752,952
                                                 ===========     ==========

5.   RELATED-PARTY TRANSACTIONS


     Certain Plan investments are shares of PacifiCorp common stock and Bankers Trust Pyramid Direct Account Cash Fund. PacifiCorp is the Plan Sponsor and Bankers Trust is the Trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest.

     Purchases of employer-related stock during the years ended December 31, 1997 and 1996 were as follows:


                                                 PacifiCorp Common Stock
                                                 _______________________
                                                  Number
                                                 of Shares         Cost

     Balance, December 31, 1995                   3,270,959    $ 61,306,918
       Purchases                                    369,420       7,440,299
       Sales                                       (296,092)     (5,552,382)
       Distributed to participants                  (24,652)       (450,174)
                                                 __________     ___________

     Balance, December 31, 1996                   3,319,635      62,744,661
       Purchases and transfers in                 7,354,153     139,594,094
       Sales                                     (2,400,583)    (44,572,489)
       Distributed to participants                 (102,475)     (1,642,417)
                                                 __________     ___________

     Balance, December 31, 1997                   8,170,730    $156,123,849
                                                 ==========     ===========

6.   INVESTMENTS EXCEEDING 5% OF NET ASSETS AVAILABLE FOR BENEFITS

     Investments which exceeded 5% of net assets available for benefits as of December 31, 1997 and 1996 are as follows:

                                                    1997           1996

     PacifiCorp Common Stock                    $223,167,149   $ 68,052,518
     Dodge & Cox Balanced Fund                    87,673,966     71,016,252
     Columbia Management Equity Fund             151,552,744    107,911,041
     Putnam New Opportunities Fund                44,679,604     40,416,605
     Bankers Trust Pyramid Directed
        Account Cash Fund                            N/A         29,147,248
     Morley Stable Asset Fund                     85,723,257        N/A

7.   MERGERS FROM OTHER PLANS


     Effective December 31, 1996, the Centralia Mining Company Thrift Plan was merged into the Plan. As a result of the merger, the net assets available for benefits of the Centralia Mining Company Thrift Plan were transferred into the Plan on that date. The assets transferred consisted of $20,376,281 in cash, 241,253 shares of PacifiCorp common stock valued at $4,945,687 at December 31, 1996 and participant loan investments totaling $754,612. Participants of the Centralia Mining Company Thrift Plan became participants of the Plan effective January 1, 1997.

     Effective July 1, 1997, the Utah Power & Light Company Savings and Stock Purchase Plan of PacifiCorp ("UP&L Plan") was merged into the Plan. As a result of the merger, the net assets available for benefits of the UP&L Plan were transferred into the Plan on that date. The assets transferred consisted of $29,564 in cash, 5,951,200 shares of PacifiCorp common stock valued at $131,298,350 at July 1, 1997, participant loan investment balances totaling $6,662,667, equity funds totaling $12,072,786, balanced funds totaling $1,189,797, and stable asset funds totaling $5,712,833. Participants of the UP&L Plan became participants of the Plan as of July 1, 1997.

8.   CONCENTRATION OF RISK

     The Plan's assets consist primarily of financial instruments including temporary cash investments, investment contracts, PacifiCorp common stock, mutual funds, and participant loans. These financial instruments may subject the Plan to concentrations of risk, as from time to time, cash balances exceed amounts insured by the Federal Deposit Insurance Corporation, market value of securities are dependent on the ability of the issuers to honor contractual commitments, and investments in common stock are subject to changes in market values of the stock.

                                  * * * * * *

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997
______________________________________________________________________________

                                             SHARES
    (b) IDENTITY OF ISSUE, BORROWER,           OR                          (e)
            OR SIMILAR PARTY/                 FACE            (d)        CURRENT
(a)  (c) DESCRIPTION OF INVESTMENT            VALUE          COST         VALUE

  COMMON STOCK:
* PacifiCorp common stock                   8,170,730   $156,123,849   $223,167,149
                                                         ___________    ___________

  MUTUAL FUNDS:
    Dodge & Cox Balanced Fund               1,312,878     76,160,580     87,673,966
    PIMCO Total Return Fund                   927,308      9,972,233      9,829,465
    Columbia Management Equity Fund         6,882,504    135,316,209    151,552,744

    Morley Stable Asset Fund                  145,083      3,947,458      4,270,232
    Putnam New Opportunities Fund             918,389     37,624,065     44,679,604
    T. Rowe Price International
      Stock Fund                              607,952      8,395,368      8,158,712
    Vanguard Admiral Funds Inc.             7,124,091      7,124,091      7,124,091
    Life Path 2000 Fund                       120,564      1,367,582      1,358,762
    Life Path 2010 Fund                       316,770      4,033,891      4,213,043
    Life Path 2020 Fund                       301,768      4,129,617      4,472,202
    Life Path 2030 Fund                       199,169      3,072,104      3,232,514
    Life Path 2040 Fund                       330,120      5,632,528      5,714,377
                                                         ___________    ___________

      Total Mutual Funds                                 296,775,726    332,279,712
                                                         ___________    ___________


  GUARANTEED INVESTMENT CONTRACTS:
    Commonwealth Life Insurance, 6.46%, 10/24/02           3,500,000      3,541,664
    Sun Life Assurance, 5.46%, due 12/27/98                2,000,000      2,472,675
    Sun Life Assurance, 5.80%, due 3/18/98                 1,000,000      1,316,206
    First Allmerica Financial Life Ins., 6.95%,
      due 5/12/99                                            843,309        964,745
    First Allmerica Financial Life Ins., 6.95%,
      due 3/12/99                                            843,309        964,745
    Principal Mutual, 5.75%, due 5/29/98                     500,000        650,909
    Safeco Life Ins., 6.88%, due 11/10/99                  1,333,333      1,487,712
    Safeco Life Ins., 6.88%, due 9/11/00                   1,333,333      1,487,712
    Transamerican Occidental, 5.60%, due 7/22/00           3,750,000      4,146,328
    Life of Virginia, 5.64%, due 6/30/98                   1,500,000      1,922,263
    Hartford Life, 7.51%, due 7/27/99                      1,000,000      1,281,704
    Prudential Life, 5.61%, due 5/29/98                    1,000,000      1,291,402
    Principal Mutual, 7.40%, due 4/23/99                   1,500,000      1,940,714
                                                         ___________    ___________

    Forward                                               20,103,284     23,468,779

                                                                         (Continued)

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997
______________________________________________________________________________

                                             SHARES
    (b) IDENTITY OF ISSUE, BORROWER,           OR                          (e)
            OR SIMILAR PARTY/                 FACE            (d)        CURRENT
(a)     (c) DESCRIPTION OF ASSET              VALUE          COST         VALUE

  GUARANTEED INVESTMENT CONTRACTS (Continued):
    Forward                                             $ 20,103,284   $ 23,468,779
    Lincoln National, 6.75%, due 1/7/98                    1,500,000      2,079,849
    Life of Virginia, 7.40%, due 6/28/99                   2,000,000      2,572,205
    New York Life, 5.63%, due 8/31/98                        833,333        862,190
    New York Life, 5.63%, due 4/30/98                        833,333        862,190
    New York Life, 7.45%, due 7/23/99                        750,000        956,206
    New York Life, 7.45%, due 9/23/99                        750,000        956,206
    New York Life, 5.70%, due 10/29/99                     1,333,333      1,679,788
    New York Life, 5.10%, due 4/30/99                      1,000,000      1,237,558
    Business Mens Co., 6.53%, due 2/25/98                    500,000        516,738
    Business Mens Co., 6.21%, due 2/19/98                    500,000        509,918
    Business Mens Co., 5.71%, due 6/9/98                   1,500,000      1,540,706
    Business Mens Co., 5.93%, due 6/17/98                  1,000,000      1,031,744
    Business Mens Co., 5.63%, due 1/15/99                  1,400,000      1,407,161
    Hartford Life, 5.45%, due 9/27/98                      3,000,000      3,744,110
    Safeco Life, 6.88%, due 11/9/00                        1,333,333      1,487,712
    Bayerische Landesbank Girozentrale,
      6.89%, due 3/15/01                                   4,000,000      4,264,274
    Security Life of Denver, 6.70%, due 3/1/02             4,500,000      4,782,768
    TransAmerica Occidental Life, 7.22%, due 5/15/02       3,000,000      3,156,351
    Principal Mutual Life, 7.20%, due 9/3/02               2,000,000      2,093,953
    Principal Mutual Life, 6.34%, due 2/15/02              3,500,000      3,507,671
    Commonwealth Life Ins. Co., 6.38%, due 10/24/01        3,000,000      3,050,750
    Metropolitan Life Ins. Co., 6.55%, due 12/16/02        4,000,000      4,118,529
    Bayerische Landesbank Girozentrale,
      6.24%, due 11/15/01                                  2,000,000      2,036,585
    Security Life of Denver, 6.96%, due 7/17/01            3,000,000      3,094,362

                                                         ___________    ___________

      Total Guaranteed Investment Contracts               67,336,616     75,018,303
                                                         ___________    ___________

  PARTICIPANT LOANS:
    Interest rates ranging from 6.5% to 12.5%,
      maturities ranging from 1/5/98 to 6/30/2017         32,076,981     32,076,981
                                                         ___________    ___________

  TEMPORARY CASH INVESTMENTS:
*   Bankers Trust Pyramid Directed
      Account Cash Fund                                    9,016,012      9,016,012
                                                         ___________    ___________

  TOTAL INVESTMENTS                                     $561,329,184   $671,558,157
                                                         ===========    ===========

* Denotes parties-in-interest                                            (Concluded)

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - SERIES
YEAR ENDED DECEMBER 31, 1997
________________________________________________________________________________________________________________________


Transactions reportable as defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for
Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (h)
                                                                             (f)                   Current
                                                                           Expense                Value of
      (a)              (b)                (c)          (d)        (e)     Incurred       (g)      Asset on       (i)
  Identity of      Description         Purchase      Selling     Lease      with       Cost of   Transaction  Net Gain/
Party Involved      of Asset             Price        Price     Rental   Transaction    Asset       Date       (Loss)

*Bankers Trust BT Pyramid Directed
                Account Cash Fund   $225,255,601  $          -   $  -      $  -   $225,255,601  $225,255,601 $        -
*Bankers Trust BT Pyramid Directed
                Account Cash Fund              -   235,265,131      -         -    235,265,131   235,265,131          -
 Bankers Trust Dodge & Cox
                Balanced Fund         64,985,261             -      -         -     64,985,261    64,985,261          -
 Bankers Trust Dodge & Cox
                Balanced Fund                  -    35,520,393      -         -     30,793,883    35,520,393  4,726,510
 Bankers Trust Columbia Common
                Stock Fund Inc.       31,010,077             -      -         -     31,010,077    31,010,077          -
 Bankers Trust Columbia Common
                Stock Fund Inc.                -    22,312,883      -         -     19,099,095    22,312,883  3,213,788
 Bankers Trust Putnam New Oppor-
                tunities Fund         19,655,472             -      -         -     19,655,472    19,655,472          -
 Bankers Trust Putnam New Oppor-
                tunities Fund                  -    22,814,900      -         -     20,173,514    22,814,900  2,641,386
*Bankers Trust PacifiCorp Common
                Stock                139,594,094             -      -         -    139,594,094   139,594,094          -
*Bankers Trust PacifiCorp Common
                Stock                          -    54,591,374      -         -     46,214,906    54,591,374  8,376,468

*Denotes party-in-interest.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - SINGLE
YEAR ENDED DECEMBER 31, 1997
________________________________________________________________________________________________________________________

Transactions reportable as defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for
Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (h)
                                                                            (f)                    Current
                                                                          Expense                 Value of
      (a)              (b)               (c)         (d)         (e)     Incurred       (g)       Asset on       (i)
  Identity of      Description        Purchase     Selling      Lease      with       Cost of    Transaction  Net Gain/
Party Involved      of Asset            Price       Price      Rental   Transaction    Asset        Date       (Loss)

*Bankers Trust BT Pyramid Directed
                 Account Cash Fund  $61,049,411  $         -    $  -      $  -     $61,049,411  $61,049,411     $  -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund            -   81,082,262       -         -      81,082,262   81,082,262        -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund   28,154,092            -       -         -      28,154,092   28,154,092        -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund            -   28,475,769       -         -      28,475,769   28,475,769        -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund   49,465,937            -       -         -      49,465,937   49,465,937        -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund            -   49,023,757       -         -      49,023,757   49,023,757        -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund   60,506,630            -       -         -      60,506,630   60,506,630        -
*Bankers Trust BT Pyramid Directed
                 Account Cash Fund            -   60,577,876       -         -      60,577,876   60,577,876        -

*Denotes party-in-interest.

                                   SIGNATURE



The Plan.  Pursuant to the requirements of the Securities Exchange Act of
________
1934, the K Plus Employee Savings Administrative Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN



                                   /s/WILLIAM E. PERESSINI
                                      William E. Peressini, Committee Member

                                   June 30, 1998